UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 17, 2009

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 17, 2009, the Board of Directors of Stein Mart, Inc. (the “Company”) appointed Robert L. Mettler to the Company’s Board of Directors (“Board”). Retired in 2009, Mr. Mettler is the former chairman/chief executive officer of Macy’s West, a division of Macy’s Inc. that he joined as president in 2000. Prior to joining Macy’s West, Mr. Mettler spent nearly forty years in progressive retail leadership positions including president of merchandising full line stores for Sears, Roebuck and Co., and president and chief executive officer of Robinson’s Department Stores. In addition to Stein Mart, Mr. Mettler also serves on the Board of Directors of Jones Apparel Group as well as the Board of Directors of National Jewish Health and the Board of Trustees of the University of Virginia College Foundation.

Mr. Mettler will receive compensation, primarily consisting of retainers, attendance fees and equity awards, that is consistent with that of the Company’s other non-employee directors as described in the Company’s 2009 Proxy Statement filed on April 22, 2009. On August 17, 2009, as part of annual compensation for serving on the Board, Mr. Mettler was granted an option to purchase 7,500 shares of the Company’s common stock at an exercise price of $10.50 per share. The option will vest 100% three years from the date of grant. Additionally, on August 17, 2009, as a newly appointed member of the Board, Mr. Mettler received a one-time grant of an option to purchase 4,000 shares of the Company’s common stock at an exercise price of $10.50 per share. One third of the options will vest on each of the third, fourth and fifth anniversaries of the grant date. Both option grants were made pursuant to the Company’s 2001 Omnibus Plan, filed August 7, 2001 with the Company’s Form S-8 Registration Statement, and expire seven years from date of grant.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release dated August 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: August 21, 2009	By:	/s/ Gregory W. Kleffner
Gregory W. Kleffner
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated August 18, 2009